                                                                                                    Exhibit 3.2
                                                                                                    [To be filed on or about
                                                                                                    the effective date of the
                                                                                                    Registration Statement.]
                                                                                         FEDERAL IDENTIFICATION
                                                                                         NO.  04-3035323
                                                                                              -----------------

--------                                              THE COMMONWEALTH OF MASSACHUSETTS
Examiner                                                    William Francis Galvin
                                                        Secretary of the Commonwealth
                                            One Ashburton Place, Boston, Massachusetts 02108-1512


                                                            ARTICLES OF AMENDMENT
--------                                           (General Laws, Chapter 156B, Section 72)
Name
Approved
                 We, Peter Oettinger                                                       , *Vice President,
                     ---------------------------------------------------------------------
                 and William O. Flannery                                                   ,*Clerk
                     ---------------------------------------------------------------------
                 of  Photoelectron Corporation
                     --------------------------------------------------------------------------------------------
                                                (Exact name of corporation)

                 located at 5 Forbes Road, Lexington, MA 02173
                            -------------------------------------------------------------------------------------
                                                (Street address if corporation in Massachusetts)

                 certify that these Articles of Amendment affecting articles numbered:

                                                                     III
                 -----------------------------------------------------------------------------------------------
                                      (Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

                 of the Articles of Organization were duly adopted at a meeting held on, December 3, 1996, by vote of:
                                                                                         ----------  ----
                                               Common Stock and Preferred Stock,
                 6,885,791           shares of  voting together as a single class* of   8,969,332         shares outstanding.
                 -------------------            ----------------------------------    -------------------
                                                (type, class & series, if any)

                 _____________ shares of _______________________ of _________________shares outstanding, and
                                                (type, class & series, if any)

                 _____________ shares of _______________________ of ____________________shares outstanding.
                                                (type, class & series, if any)
    C     [_]
    P     [_]
    M     [_]    /1**/being at least a majority of each type, class or series outstanding and entitled to vote thereon:
  R.A.    [_]

                 *Preferred Stock and Common Stock votes together as a single class per Articles of the Corporation.


                 *Delete the inapplicable words.           **Delete the inapplicable clause.
                 /1/For amendments adopted pursuant to Chapter 156B, Section 70.
                 /2/For amendments adopted pursuant to Chapter 156B, Section 71.
                 Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch.
                 Additions to more than one article may be made on a single sheet so long as each article requiring each
--------         addition is clearly indicated.
P.C.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

------------------------------------------------------------------------------------------------------------------------------
                  WITHOUT PAR VALUE STOCKS                                         WITH PAR VALUE STOCKS
------------------------------------------------------------------------------------------------------------------------------
          TYPE                     NUMBER OF SHARES                   TYPE          NUMBER OF SHARES             PAR VALUE
------------------------------------------------------------------------------------------------------------------------------
Common                                                        Common                7,500,000                 $.01
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Preferred:                                                    Preferred:            3,750,000                 $.01
------------------------------------------------------------------------------------------------------------------------------
                                                                                    (1,282,005 Series A)
                                                                                    (  750,000 Series B)
                                                                                    (1,111,111 Series C)
------------------------------------------------------------------------------------------------------------------------------

Change the total authorized to:

------------------------------------------------------------------------------------------------------------------------------
                  WITHOUT PAR VALUE STOCKS                                         WITH PAR VALUE STOCKS
------------------------------------------------------------------------------------------------------------------------------
          TYPE                     NUMBER OF SHARES                   TYPE          NUMBER OF SHARES             PAR VALUE
------------------------------------------------------------------------------------------------------------------------------
Common                                                        Common                15,000,000                $.01
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Preferred:                                                    Preferred:            7,500,000                 $.01
------------------------------------------------------------------------------------------------------------------------------
                                                                                    (2,564,010 Series A)
                                                                                    (1,500,000 Series B)
                                                                                    (2,222,222 Series C)
------------------------------------------------------------------------------------------------------------------------------

                                See Attachment.

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date:                                         .
                     -----------------------------------------

SIGNED UNDER THE PENALTIES OF PERJURY, this _____ day of January, 1997.

                                            ,*Vice President,
--------------------------------------------
Peter E. Oettinger

                                            , *Clerk
--------------------------------------------
William O. Flannery

*Delete the inapplicable words.

                        THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF AMENDMENT
                    (General laws, Chapter 156B, Section 72)

   ==========================================================================



     I hereby approve the within Articles of Amendment, and the filing fee in the amount of $_________ having been paid, said article is deemed to have been filed with me this _____ day of __________________________, 19 ______.

     Effective date:
                     --------------------------------------------------





                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth



                         TO BE FILLED IN BY CORPORATION
                      Photocopy of document to be sent to:

                         Goulston & Storrs, P.C.
                         --------------------------------------
                         400 Atlantic Avenue
                         --------------------------------------
                         Boston, Massachusetts 02110-3333
                         --------------------------------------
                         Attention: Lisa Perusse (Telephone 617-482-1776)

                       ATTACHMENT TO ARTICLES OF AMENDMENT
                                       OF
                            PHOTOELECTRON CORPORATION
                             DATED JANUARY ___, 1997



VOTED: That Article III and IV of the Articles of Organization of the Corporation be, and hereby is, amended as follows:

        "The total number of shares which the corporation is authorized to issue is 22,500,000 shares, 15,000,000 of which are classified and designated as Common Stock, $.01 par value per share, and 7,500,000 of which are designated as Preferred Stock, $.01 par value per share, of which Preferred Stock 2,564,010 shares are designated as Series A Convertible Preferred Stock, 1,500,000 shares are designated as Series B Convertible Preferred Stock and 2,222,222 shares are designated as Series C Convertible Preferred Stock."

                                                          FEDERAL IDENTIFICATION
                                                          NO.  04-3035323
                                                               -----------------

--------                    THE COMMONWEALTH OF MASSACHUSETTS
Examiner                          William Francis Galvin
                               Secretary of the Commonwealth
                  One Ashburton Place, Boston, Massachusetts 02108-1512


                                   ARTICLES OF AMENDMENT
--------                  (General Laws, Chapter 156B, Section 72)
Name
Approved
           We, Peter Oettinger                                , *Vice President,
               -----------------------------------------------

           and William O. Flannery                            ,*Clerk
               -----------------------------------------------

           of Photoelectron Corporation
              ------------------------------------------------------------------
                                       (Exact name of corporation)

           located at 5 Forbes Road, Lexington, MA 02173
                      ----------------------------------------------------------
                           (Street address if corporation in Massachusetts)

           certify that these Articles of Amendment affecting articles numbered:

                                         III and VI
           ---------------------------------------------------------------------
                (Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

           of the Articles of Organization were duly adopted at a meeting held on, December 3, 1996, by vote of:
               ----------    --

                               Common Stock and Preferred Stock,
           6,885,791  shares of voting together as a single class* of 8,969,332   shares outstanding.
           -----------          ----------------------------------   -------------
                                  (type, class & series, if any)

           ___________ shares of ____________________________ of _________________shares outstanding, and
                                  (type, class & series, if any)

           ___________ shares of ____________________________ of ____________________shares outstanding.
                                  (type, class & series, if any)

  C [_]
  P [_]
  M [_]    /1/**being at least a majority of each type, class or series
R.A.[_]         outstanding and entitled to vote thereon:

           *Preferred Stock and Common Stock votes together as a single class per Articles of the Corporation.


           *Delete the inapplicable words.     **Delete the inapplicable clause.
           /1/For amendments adopted pursuant to Chapter 156B, Section 70. /2/For amendments adopted pursuant to Chapter 156B, Section 71.
           Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 x 11 sheets of paper with a left margin of at least
           1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly
--------   indicated.
P.C.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

---------------------------------------------------------------------------------
    WITHOUT PAR VALUE STOCKS               WITH PAR VALUE STOCKS
---------------------------------------------------------------------------------
   TYPE         NUMBER OF SHARES       TYPE          NUMBER OF           PAR
                                                     SHARES             VALUE
---------------------------------------------------------------------------------
Common                              Common           15,000,000      $.01
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
Preferred:                          Preferred:        7,500,000      $.01
---------------------------------------------------------------------------------
                                                      (2,564,010 Series A)
                                                      (1,500,000 Series B)
                                                      (2,222,222 Series C)
---------------------------------------------------------------------------------

Change the total authorized to:

---------------------------------------------------------------------------------
    WITHOUT PAR VALUE STOCKS               WITH PAR VALUE STOCKS
---------------------------------------------------------------------------------
   TYPE         NUMBER OF SHARES       TYPE          NUMBER OF           PAR
                                                     SHARES             VALUE
---------------------------------------------------------------------------------
Common                              Common           7,500,000       $.01
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
Preferred:                          Preferred:       3,750,000       $.01
---------------------------------------------------------------------------------
                                                     (1,282,005 Series A)
                                                     (  750,000 Series B)
                                                     (1,111,111 Series C)
---------------------------------------------------------------------------------

                                See Attachment.

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.


Later effective date:                                         .
                     -----------------------------------------
SIGNED UNDER THE PENALTIES OF PERJURY, this _____ day of January, 1997.

                                            , *Vice President,
--------------------------------------------
Peter E. Oettinger

                                            , *Clerk
--------------------------------------------
William O. Flannery

*Delete the inapplicable words.

                        THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF AMENDMENT
                    (General laws, Chapter 156B, Section 72)

================================================================================


   I hereby approve the within Articles of Amendment, and the filing fee in the amount of $_________ having been paid, said article is deemed to have been filed with me this _____ day of ________________________, 19 ______.

   Effective date:
                  ----------------------------------------------------------






                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth








                         TO BE FILLED IN BY CORPORATION
                      Photocopy of document to be sent to:

                      Goulston & Storrs, P.C.
                      ------------------------------------
                      400 Atlantic Avenue
                      ------------------------------------
                      Boston, Massachusetts 02110-3333
                      ------------------------------------
                      Attention: Lisa Perusse (Telephone 617-482-1776)

                       ATTACHMENT TO ARTICLES OF AMENDMENT
                                       OF
                            PHOTOELECTRON CORPORATION
                             DATED JANUARY ___, 1997


VOTED: That Article III and IV of the Articles of Organization of the Corporation be, and hereby is, amended as follows:

        "The total number of shares which the corporation is authorized to issue is 11,250,000 shares, 7,500,000 of which are classified and designated as Common Stock, $.01 par value per share, and 3,750,000 of which are designated as Preferred Stock, $.01 par value per share, of which Preferred Stock 1,282,005 shares are designated as Series A Convertible Preferred Stock, 750,000 shares are designated as Series B Convertible Preferred Stock, and 1,111,111 shares are designated as Series C Convertible Preferred Stock."

        "The foregoing recapitalization is for the purpose of effecting a 1-for-2 reverse stock split of such Common Stock and Preferred Stock."

        "The section entitled 'Liquidation Preference' of the corporation's Series A Convertible Preferred Stock Terms is deleted in its entirety and the following is inserted in lieu thereof:

              'In the event of the liquidation or winding up of the Company, the holders of the Series A Preferred, in preference to the holders of Common Stock, will be entitled to receive an amount equal to $3.00 per share of Series A Preferred, plus accrued and unpaid dividends, if any. Any remaining assets will be distributed on a pro rata basis to the holders of the Series A Preferred and the Common Stock on an as converted basis.'"

        "The existing text of the Section entitled 'Conversion' of the corporation's Series A Convertible Preferred Stock Terms shall apply to the period prior to the filing of the Articles of Amendment effecting this amendment of the Articles of Organization of the Corporation and the following text shall apply thereafter:

               'Each holder of the Series A Preferred will have the right to convert the Series A Preferred, at the option of the holder, at any time, into such number of shares of Common Stock as is obtained by multiplying the number of shares of Series A Preferred to be converted by the Series A conversion rate then in effect. The Series A conversion rate shall be the quotient obtained by dividing $3.00 by the Series A conversion value then in effect. The Series A conversion value shall initially be $3.00 and shall be subject to adjustment as provided in the section entitled "Antidilution," below.'"

        "The section entitled 'Liquidation Preference' of the corporation's Series B Convertible Preferred Stock Terms is deleted in its entirety and the following is inserted in lieu thereof:

               'In the event of the liquidation or winding up of the Company, after payment by the Company to the holders of its Series A Convertible Preferred Stock of the liquidation preference to which such holders are entitled, but in preference to the holders of the Company's Common Stock, the holders of the Series B Preferred will be entitled to receive an amount equal to $8.00 per share of the Series B Preferred, plus accrued and unpaid dividends, if any. Any remaining assets will be distributed on a pro rata basis to the holders of the Series A Preferred, the Series B Preferred and the Common Stock on an as converted bases.'"

        "The existing text of the section entitled 'Conversion' of the corpor-ation's Series B

        Convertible Preferred Stock Terms shall apply to the period prior to the filing of the Articles of Amendment effecting this amendment of the Articles of Organization of the Corporation and the following text shall apply thereafter:

               'The holders of the Series B Preferred will have the right to convert the Series B Preferred, at the option of the holder, at any time, into such number of shares of Common Stock as is obtained by multiplying the number of shares of Series B Preferred to be converted by the Series B conversion rate then in effect. The Series B conversion rate shall be the quotient obtained by dividing $8.00 by the Series B conversion value then in effect. The Series B Conversion value shall initially be $8.00 and shall be subject to adjustment as provided in the section entitled "Antidilution," below. The Series B Preferred will be automatically converted into Common Stock, at the then applicable conversion rate of the Series B Preferred, in the event of an initial public offering by the Company of shares of its Common Stock involving gross proceeds of not less than $5,000,000 and a price per share of Common Stock of not less than $5.00.'"

        "The section entitled 'Liquidation Preference' of the corporation's Series C Convertible Preferred Stock Terms is deleted in its entirety and the following is inserted in lieu thereof:

               'In the event of the liquidation or winding up of the Company, the holders of the Series C Preferred, after payment by the Corporation to the holders of its Series A Convertible Preferred Stock ("Series A Preferred") and its Series B Convertible Preferred Stock ("Series B Preferred") of the liquidation preference to which such holders are entitled, but in preference to the holders of the Corporation's Common Stock, will be entitled to receive an amount equal to $9.00 per share of Series C Preferred, plus accrued and unpaid dividends, if any. Any remaining assets will be distributed on a pro rata basis to the holders of the Common Stock and to holders of the Series A Preferred, the Series B Preferred and the Series C Preferred on an as converted basis.'"

        "The existing text of the section entitled 'Conversion' of the corporation's Series C Convertible Preferred Stock Terms shall apply to the period prior to the filing of the Articles of Amendment effecting this amendment of the Articles of Organization of the Corporation and the following text shall apply thereafter:

               'The holders of the Series C Preferred will have the right to convert the Series C Preferred, at the option of the holder, at any time, into such number of shares of Common Stock as is obtained by multiplying the number of shares of Series C Preferred to be converted by $9.00 and dividing the result by the conversion price of $9.00 per share or, in case an adjustment of such price has taken place as provided in the section entitled "Antidilution," below, at the conversion price in effect on the date such shares of Series C Preferred are surrendered for conversion. The Series C Preferred will be automatically converted into Common Stock, at the then applicable conversion rate of the Series C Preferred, in the event of an initial public offering by the Company of shares of its Common Stock involving gross proceeds of not less than $5,000,000 and a price per share of Common Stock of not less than $5.00'"

        "The existing text of the section entitled 'Antidilution' of the corporation's Series C Convertible Preferred Stock Terms shall apply to the period prior to the filing of the Articles of Amendment effecting this amendment of the Articles of Organization of the Corporation and the following text shall apply thereafter:

               'The conversion price of the Series C Preferred is subject to adjustment if, after the original issuance date of the Series C Preferred, (a) the Company sells any shares of Common Stock at a price less than the conversion price in effect immediately prior to the sale of such Common Stock (which conversion price shall initially be $9.00), or (b) the Company issues or sells any options for the purchase of Common Stock or any securities convertible into or exchangeable for Common Stock at a price less than the conversion price in effect immediately prior to such issuance or sale, or (c) the Company engages in a stock split, recombin-ation, reorganization or reclassification of its capital stock. Concurrently with any issuance, stock split, recombination, reorganization or reclassifi-cation described in the preceding sentence (a "Dilutive Event"), the conversion price in effect immediately prior to such Dilutive Event shall be reduced to a price (calculated to the nearest cent) determined by multiplying such conversion price by a fraction,
               (i) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Dilutive Event, plus the number of shares of Common Stock which the aggregate consideration received by the

               Company for the total number of additional shares of Common Stock so issued in connection with such Dilutive Event would purchase at such conversion price, and (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such Dilutive Event, plus the number of additional shares of Common Stock so issued in connection with such Dilutive Event, provided that the conversion price shall not be reduced at any time to an amount less than $.01.'"

VOTED: That Article VI (Other Lawful Provisions) of the Articles of Organization of the Corporation be, and hereby is, amended as follows:

        "Paragraph (d) is deleted in its entirety and the following is inserted in lieu thereof:

        (d) The By-laws may provide for the indemnification, to the extent legally permissible, of directors, officers, employees and other agents of the corporation and any other person serving the corporation, of persons who serve at the corporation's request as directors, officers, employees or other agents of another organization or any other person who serves such organization at the corporation's request, and of any person who so serves at the corporation's request in any capacity with respect to an employee benefit plan."

        "New paragraphs (i), (j) and (k) are hereby added as follows:

         (i) Except as otherwise provided by law, no stockholder shall have any right to examine any property or any books, accounts or other writings of the corporation if there is reasonable ground for belief that such examination will for any reason be adverse to the interests of the corporation, and a vote of the directors refusing permission to make such examination and setting forth that in the opinion of the directors such examination would be adverse to the interests of the corporation shall be prima facie evidence that
                 ----- -----
        such examination would be adverse to the interests of the corporation. Every such examination shall be subject to such reasonable regulations as the directors may establish in regard thereto."

        "(j) In determining what he reasonably believes to be in the best interests of the corporation in the performance of his duties as a director, a director may consider, both in the consideration of tender and exchange offers, mergers, consolidations and sales of all or substantially all of the corporation's assets and otherwise, such factors as the Board of Directors determines to be relevant, including without limitation:

             (i) the long-term and short-term interest of the corporation and its stockholder, including the possibility that these interests may be best served by the continued independence of the corporation;

             (ii) whether the proposed transaction might violate federal or state laws;

             (iii) if applicable, not only the consideration being offered in a proposed transaction, in relation to the then current market price for the outstanding capital stock of the corporation, but also to the market price for the capital stock of the corporation over a period of years, the estimated price that might be achieved in a negotiated sale of the corporation as a whole or in part or through orderly liquidation, the premiums over market price for the securities or other corporations in similar transactions, current political, economic and other factors bearing on securities prices and the corporation's financial condition and future prospects; and

             (iv) the interests of the corporation's employees, suppliers, creditors and customers, the economy of the state, region and nation, and community and societal considerations.

        In connection with any such evaluation, the Board of Directors is authorized to conduct such investigations and to engage in such legal proceedings as the Board of Directors may determine."

        "(k) The Board of Directors of the corporation is authorized from time to time to enact by resolution, without additional authorization by the stockholders of the corporation, By-laws of the corporation, in such form and with such additional terms as the Board of Directors may determine, with respect to the matters or corporate proceedings set forth below:

        (a) Regulation of business to be conducted at meetings of stockholders, including requirements that only such business shall be conducted and only such proposals shall be acted upon as are directed by the Board of Directors or as are made by a stockholder who has submitted notice thereof to the clerk or other designated officer or agent of the corporation at least that number of days before the meeting of stockholders at which such proposal is to be made as is specified in such By-law setting forth such proposal, the reasons therefor, the identity of the stockholder or stockholders making such proposal, the number of shares of capital stock which are beneficially owned by them and any financial interest of such stockholders in such proposal as specified in such By-law. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that proposed business or a proposal was not made in accordance with the provisions prescribed by this paragraph or any By-law adopted pursuant hereto, and if he so determines, he shall so declare to the meeting, and any such business shall not be transacted or any such proposal shall be disregarded.

        (b) Regulation of the order of business and conduct of stockholder meetings and the authority of the presiding officer and of the attendance at annual or special meetings of the stockholders of the corporation, including the limitation of attendance through a ticket procedure pursuant to which persons who wish to attend such meetings would be required to provide written notice to the clerk or other designated officer or agent of the corporation at least that number of days prior to the date of such meeting specified in such By-law (but not more than 30 days before such meeting) of their intent to attend in person, and the clerk or other designated officer or agent of the corporation would issue a single admission ticket to each holder of shares of the stock of the corporation entitled to vote at such meeting and to such other persons as the Board of Directors may direct, and admission to such meeting would be limited to holders of such tickets and officers and directors of, counsel to, and the auditors of, the corporation and, to the extent authorized by the Board of Directors, the presiding officer at such meeting, employees or other agents of the corporation. Application of any such By-law, if adopted, in any particular case would be permitted to be waived by the presiding officer at such meeting.

        In the event that any such By-law is adopted pursuant to this paragraph, such By-law may only be amended or repealed upon the affirmative vote of two-thirds of the total number of votes then outstanding represented by shares of capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, at any regular or special meeting of the stockholders, but only if notice of the proposed amendment or repeal was contained in the notice of such meeting."